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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
H.F. Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O.  BOX  5000

SIOUX  FALLS,  SOUTH  DAKOTA    57117-5000

PHONE  (605)  333-7556  *  FAX  (605) 333-7621

October 15, 2003

Dear Fellow Stockholder:

        On behalf of the Board of Directors of HF Financial Corp. (the "Corporation"), I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Sioux Falls, South Dakota time, on November 19, 2003, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

        Stockholders are being asked to vote upon the election of two directors of the Corporation and to ratify the appointment of McGladrey & Pullen, LLP, as auditors for the Corporation. Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director and FOR the ratification of McGladrey & Pullen, LLP.

        I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. The Notice of Annual Meeting, the Proxy Statement for the meeting and the form of proxy are first being mailed to stockholders of the Corporation on or about October 15, 2003.

        Thank you for your attention to this important matter.

Very truly yours,

CURTIS L. HAGE Chairman, President and Chief Executive Officer

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 19, 2003

        Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HF Financial Corp. (the "Corporation") will be held at 2:00 p.m., Sioux Falls, South Dakota time, on November 19, 2003, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

        A proxy card and the Proxy Statement for the Meeting are enclosed along with the Corporation's Summary Annual Report and Annual Report on Form 10-K for the fiscal year ending June 30, 2003. The Meeting is for the purpose of considering and acting upon:

  1.
  The election of two directors of the Corporation;

  2.
  The ratification of the appointment of McGladrey & Pullen, LLP, as auditors of the Corporation for the fiscal year ending June 30, 2004; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

        Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 30, 2003, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

        A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder for any purpose germane to the Meeting. Such stockholder list is available for a period of twenty days prior to the Meeting and may be examined at any time between 9:00 A.M. and 3:00 P.M. on days that the Corporation is open for business at the main office of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota.

        You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postpaid return envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors,

PAMELA F. RUSSO Secretary

Sioux Falls, South Dakota
October 15, 2003

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104
ANNUAL MEETING OF STOCKHOLDERS
November 19, 2003

Introduction

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the Best Western Ramkota Inn, located at 2400 North Louise Avenue, Sioux Falls, South Dakota, on November 19, 2003, at 2:00 p.m., Sioux Falls, South Dakota time, and at all adjournments or postponements of the Meeting. The cost of soliciting proxies will be borne by the Corporation. Directors, officers and employees of the Corporation may, without additional compensation, solicit proxies by mail, facsimile, internet, personal interview or telephone. The Corporation does not expect that specially engaged employees or paid solicitors will make the solicitation. Although the Corporation might use such employees or solicitors if the Corporation deems them necessary, the Corporation has not made arrangements or contracted with any such employees or solicitors as of the date of this Proxy Statement. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about October 15, 2003. Certain of the information provided herein relates to Home Federal Bank ("Home Federal" or the "Bank"), a wholly owned subsidiary and the primary operating entity of the Corporation.

        At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of two nominees to the Board of Directors of the Corporation and the ratification of the appointment of McGladrey & Pullen, LLP, as the Corporation's independent auditors for the fiscal year ending June 30, 2004, and any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

        The close of business on September 30, 2003, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments thereof. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting. The total number of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") outstanding on the Record Date was 3,259,347, which are the only securities of the Corporation entitled to vote at the Meeting. Each stockholder is entitled to one vote on all matters to be voted on at the Meeting for each share of Common Stock held in the stockholder's name as of the Record Date.

Voting Rights and Proxy Information

        All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors shall be elected by a plurality of the votes cast at the Meeting by stockholders present in person or represented by proxy. Ratification of the appointment of McGladrey & Pullen, LLP, as the Corporation's independent auditors for the fiscal year ending June 30, 2004, requires the affirmative vote of the majority of the votes cast at the Meeting by stockholders present in person or represented by proxy. The Corporation does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

        If no instructions are indicated, properly executed proxies will be voted FOR election of the nominees for director named herein and FOR the ratification of the appointment of McGladrey & Pullen, LLP. Proxies marked as abstaining with respect to a proposal will not be included as votes cast and will not have the effect as a vote for or against a proposal. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum but will not be considered present at the Meeting for purposes of calculating the vote with respect to any matter, and will not be considered to have been voted either in favor of or against any matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matter. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting.

        A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Corporation before the voting at the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation before the voting at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Pamela F. Russo, Corporate Secretary, HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104.

Voting Securities and Principal Holders Thereof

        The following table sets forth certain information regarding ownership of the Common Stock as of September 15, 2003, by (i) each person known to the Corporation to own beneficially more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each officer named in the executive compensation table on page 6 of this Proxy Statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Stock
Jeffrey L. Gendell Tontine Partners, L.P. 31 West 52nd Street, 17th Floor New York, New York 10019	316,550	(1)	9.78%
HF Financial Corp. Employee Stock Ownership Plan 225 South Main Avenue Sioux Falls, South Dakota 57104	234,636	(2)	7.25%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	190,150	(3)	5.88%
Curtis L. Hage, Chairman, President and Chief Executive Officer and Director	226,127	(4)	6.79%
Jack P. Hearst, Executive Vice President and Chief Operations Officer	13,650	(5)	*
Darrel L. Posegate, Executive Vice President and Chief Financial Officer and Treasurer	6,538	(6)
Mark S. Sivertson, Senior Vice President/Trust Officer	30,808	(7)	*
Michael H. Zimmerman, Senior Vice President/Retail Banking	24,867	(8)	*
Robert L. Hanson, Director	28,860		*
JoEllen G. Koerner, Director	7,419		*

Jeffrey G. Parker, Director	35,286	(9)	1.09%
Wm. G. Pederson, Director	12,669	(10)	*
Steven R. Sershen, Director	2,053		*
Thomas L. Van Wyhe, Director	9,769		*
Directors and executive officers as a group (19 persons)	504,492	(11)	14.71%

*Indicates individual owns less than one percent of outstanding shares of Common Stock.

(1)
The information regarding beneficial ownership by Mr. Jeffrey L. Gendell is as reported in a Form 13F filed with the Securities and Exchange Commission (the "SEC") on June 30, 2003.

(2)
Includes 234,636 shares allocated to the individual accounts of employees, officers and directors, which such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan ("ESOP") trustee, Firstar Bank of Minnesota, N.A., as to the voting of the shares allocated to such participant's account under the ESOP.

(3)
The information regarding beneficial ownership by Dimensional Fund Advisors, Inc. is as reported in a Form 13F filed with the SEC on June 30, 2003.

(4)
Includes 118,963 shares held directly or held by certain members of Mr. Hage's family, which shares Mr. Hage may be deemed to have sole or shared voting and/or investment power. Also includes awards of 94,722 shares subject to options granted to Mr. Hage under the Corporation's 1991 and 2002 Stock Option and Incentive Plans, as amended (the "1991 and 2002 Stock Option Plans"), that are currently exercisable or exercisable within 60 days. Also includes 12,442 shares allocated to Mr. Hage's account under the ESOP. Excludes 10,878 shares held solely by Mr. Hage's spouse in and over which he disclaims beneficial interest and voting and/or investment power.

(5)
Includes 5,498 shares held directly by Mr. Hearst with sole voting and/or investment power. Also includes 7,035 shares subject to options granted to Mr. Hearst under the 1991 and 2002 Stock Option Plans that are currently exercisable or exercisable within 60 days. Also includes 1,117 shares allocated to Mr. Hearst's account under the ESOP.

(6)
Includes 5,263 shares held directly by Mr. Posegate with sole voting and/or investment power. Also includes 1,190 shares subject to options granted to Mr. Posegate under the 1991 and 2002 Stock Option Plans that are currently exercisable or exercisable within 60 days. Also includes 85 shares allocated to Mr. Posegate's account under the ESOP.

(7)
Includes 8,000 shares held directly by Mr. Sivertson with sole voting and/or investment power. Also includes 18,885 shares subject to options granted to Mr. Sivertson under the 1991 and 2002 Stock Option Plans that are currently exercisable or exercisable within 60 days. Also includes 3,923 shares allocated to Mr. Sivertson's account under the ESOP.

(8)
Includes 6,160 shares held directly by Mr. Zimmerman with sole voting and/or investment power. Also includes 15,561 shares subject to options granted to Mr. Zimmerman under the 1991 and 2002 Stock Option Plans that are currently exercisable or exercisable within 60 days. Also includes 3,146 shares allocated to Mr. Zimmerman's account under the ESOP.

(9)
Includes 12,669 shares held directly by Mr. Parker with sole voting and/or investment power. Also includes 15,697 shares held in the John D. Parker Living Trust and 6,920 shares held in the John D. Parker Trust of which Mr. Jeffrey G. Parker is trustee.

(10)
Includes Includes 12,169 shares held by Mr. Pederson with sole voting and/or investment power. Also includes 500 shares held by Mr. Pederson's spouse which shares he may be deemed to have shared voting and/or investment power.

(11)
Includes 272,238 shares held directly or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors and officers may be deemed to have sole or shared voting and investment power. Also includes 192,721 shares subject to options granted under the 1991 and 2002 Stock Option Plans that are currently exercisable or exercisable within 60 days and 39,533 shares allocated under the ESOP.

PROPOSAL I—ELECTION OF DIRECTORS

        The Corporation's Board of Directors currently consists of seven members. The Board is divided into three classes, one class of the directors is elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified. All nominees have agreed to stand for election at the Meeting. If, prior to the Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

        Two directors have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election to Class I of the Board of Directors at the Meeting to serve for a three-year term ending at the 2006 annual meeting and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The continuing directors, Class II and Class III directors, will serve until the 2004 annual meeting and 2005 annual meeting, respectively, and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

        The accompanying proxy card is intended to be voted for the election of nominees for directors named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The Board of Directors unanimously recommends that stockholders vote "FOR" each of the two nominees identified below.

Information with Respect to Nominees and Continuing Directors

        The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

Information About Nominees

        JOELLEN G. KOERNER, Ph.D., age 57, a Class I Director, is Chief Clinical Officer/Vice Chair, Simulis LLC, Houston, Texas, a web-based company providing technical and industrial skills training. She is also the Senior Partner of JoEllen Koerner and Associates, a healthcare consultation company. Prior to joining Simulis LLC in 2001, she served as President of the Global Nursing Academy, Digital mEd, a healthcare service provider, from 1999 through 2001. From 1984 through 1998, she was employed in various capacities with Sioux Valley Hospitals and Health System, Sioux Falls, South Dakota, a health care services provider. She has served as a director of both the Corporation and the Bank since 1997.

        WM. G. PEDERSON, age 47, a Class I Director, is Chairman and Chief Executive Officer of PAM Oil, Inc., Sioux Falls, South Dakota, a wholesale distributor of automotive products. He has held his current position since 1986 and has been with PAM Oil, Inc. since 1978. He has served as a director of both the Corporation and the Bank since 1996.

Information About Continuing Directors

        CURTIS L. HAGE, age 57, a Class III Director, is Chairman, President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Office of Home Federal. Mr. Hage was elected Chairman of the Board of Directors of the Corporation in September 1996 and has held the position of President and Chief Executive Officer of the Corporation since February 1991. Mr. Hage joined the Bank in 1968 and served in various capacities prior to being elected its Chairman and Chief Executive Officer in 1991. Mr. Hage has served as a director of the Corporation since 1992 and the Bank since 1986.

        ROBERT L. HANSON, age 57, a Class II Director, is the Chief Executive Officer of Harold's Photo Centers, Sioux Falls, South Dakota, a retail photography and equipment company. He has held such position since 1980. He has served as a director of both the Corporation and the Bank since 1992.

        JEFFREY G. PARKER, age 56, a Class III Director, is President of Parker Transfer and Storage, Inc., Sioux Falls, South Dakota, a moving and storage company. He has held his current position with Parker Transfer and Storage, Inc. since 1969. From August, 2002 through October, 2002, Mr. Parker served as President for U.S. Communications Corporation, a Delaware corporation that builds and operates hybrid fiber optic networks for the delivery of voice, video and data services, and President of CommCorp Network Services, Inc., a telecom engineering firm based in Swartz Creek, Michigan. Mr. Parker has served as a director for both the Corporation and the Bank since 1993. Mr. Parker also serves as a director on the advisory board for McLeodUSA Incorporated, a company listed on the NASDAQ SmallCap Market.

        STEVEN R. SERSHEN, age 48, a Class II Director, was elected effective as of July 1, 2002, by the Corporation's Board of Directors. Mr. Sershen is President of Val-Add Service Corporation, a consulting firm that specializes in services to value added business in the agriculture industry. He has been in the consulting profession since 1997. He holds a Charter Life Underwriter and Chartered Financial Consulting degree from the American College. His prior experience includes positions with CitiGroup, Bank One, Prudential, and New York Life Insurance Company. He is on the Board of Directors of the State Bank of Sinai, South Dakota, and is the President of Flyer Investment, Inc. Mr. Sershen serves as a director for both the Corporation and the Bank.

        THOMAS L. VAN WYHE, age 53, a Class III Director, is a District Manager, for Trane Company, Sioux Falls, South Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position with them since 1994. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996.

        The Corporation owns all of the issued and outstanding shares of capital stock of the Bank and, therefore, the Corporation elects the directors of the Bank.

Meetings of the Board of Directors, Committees and Compensation of Directors

        Meetings and Compensation of the Corporation's Board of Directors.    The Board of Directors met eight times and took written action without meeting five times during fiscal 2003. During fiscal 2003, no incumbent director of the Corporation attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served. Non-employee directors receive restricted stock in amounts determined in accordance with provisions of the 1996 Director Restricted Stock Plan. In fiscal 2003, each non-employee director who served in that capacity during the entire fiscal year, received an aggregate of 1,194 shares of restricted Common Stock pursuant to the 1996 Director Restricted Stock Plan. Non-employee directors also receive a meeting fee of $400 for each committee meeting they attend. Employee directors receive no fees or other awards for their service as a director.

        Committees of the Corporation.    The Board of Directors of the Corporation has a standing Audit Committee, a standing Personnel, Compensation and Benefits Committee and a standing Nominating and Corporate Governance Committee.

        The Audit Committee reviews the Corporation's annual audited financial statements and the Corporation's quarterly financial results, considers with management and the internal auditors the integrity of the financial reporting processes and controls, recommends independent auditors to the Board, discusses with the independent auditors the results of the audit, and reviews the organizational structure and qualifications of the internal audit department of the Corporation. For fiscal 2003, the members of the Audit Committee were Directors Hanson (Chairman), Sershen and Van Wyhe, all of whom were independent as that term is defined in the National Association of Securities Dealers' listing standards. The Audit Committee held four meetings in fiscal 2003.

        For fiscal 2003, the members of the Personnel, Compensation and Benefits Committee were Directors Pederson (Chair), Koerner and Sershen. The Personnel, Compensation and Benefits Committee is responsible for administering the Corporation's equity compensation plans and reviewing compensation and benefits matters. The Personnel, Compensation and Benefits Committee held three meetings during fiscal 2003.

        On July 23, 2003, the Board of Directors approved the Charter for the Nominating and Corporate Governance Committee. The current members of such committee are Directors Hanson, Parker, Van Wyhe and Sershen (Chair), all of whom are independent as that term is defined in the National Association of Securities Dealers' listing standards. Going forward, the members of such committee will be nominated by the committee and appointed by the Board of Directors on an annual basis to one-year terms. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Corporation, nominating persons to serve on the Board of Directors of the Corporation, determining compensation for non-employee directors, and for overseeing performance evaluations for directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation paid by Home Federal, the primary operating entity of the Corporation, for services in all capacities rendered during the three fiscal years ended June 30, 2003, 2002 and 2001 to its Chairman and Chief Executive Officer, Executive Vice President and Chief Operations Officer, Executive Vice President and Chief Financial Officer, Senior Vice President and Trust Officer, and Senior Vice President/Retail Banking. The officers of the Corporation do not receive any cash compensation from the Corporation for their services performed in their capacities as officers of the Corporation.

Annual Compensation										Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)			Bonus ($)		Other Annual Compensation ($)			Restricted Stock Award(s) (#)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Curtis L. Hage, Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	250,000 240,987 226,914		$ $ $	86,979 11,733 61,338	$ $ $	-0- 297 2,167	(1) (1) (1)	3,765 3,404 -0-	11,296 10,211 17,514	$ $ $	22,146 18,192 15,613	(2) (2) (2)
Jack P. Hearst Executive Vice President, Chief Operations Officer	2003 2002 2001	$ $ $	140,000 129,000 104,312		$ $ $	48,708 6,005 12,403	$ $ $	-0- -0- -0-		1,830 714 -0-	5,490 2,800 2,517	$ $ $	7,380 10,303 6,014	(3) (3) (3)
Darrel L. Posegate Executive Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	$ $ $	128,333 57,131 -0-	(4)	$ $ $	44,649 8,782 -0-	$ $ $	-0- -0- -0-		595 -0- -0-	1,785 -0- -0-	$ $ $	7,917 3,043 -0-	(5) (5)
Mark S. Sivertson Senior Vice President and Trust Officer	2003 2002 2001	$ $ $	116,550 111,048 106,600		$ $ $	24,330 4,999 17,973	$ $ $	-0- -0- -0-		1,157 1,066 -0-	3,470 3,198 5,440	$ $ $	6,881 13,880 7,186	(6) (6) (6)
Michael H. Zimmerman Senior Vice President/Retail Banking	2003 2002 2001	$ $ $	111,300 106,000 102,700		$ $ $	23,234 5,692 17,100	$ $ $	-0- -0- -0-		1,104 1,027 -0-	3,313 3,081 5,282	$ $ $	6,921 9,554 6,889	(7) (7) (7)

(1)
Represents preferential interest earnings on behalf of Mr. Hage related to the Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate.

(2)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Hage in 2003, 2002, and 2001, respectively, of $4,942, $9,334, and $7,414, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Hage in 2003, 2002, and 2001, respectively, of $535, $169, and $2,262, respectively. Includes a payment by the Bank of $8,689 in 2002 for the purchase of accrued personal time off ("PTO") hours. Includes a contribution to the Excess Pension Plan by the Corporation on behalf of Mr. Hage in 2003 and 2001 of $16,669 and $5,937, respectively.

(3)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Hearst in 2003, 2002, and 2001, respectively, of $6,992, $6,777, and $4,608, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Hearst in 2003, 2002, and 2001, respectively, of $388, $144, and $1,406, respectively. Includes a payment by the Bank of $3,382 in 2002 for the purchase of accrued PTO hours.

(4)
Mr. Posegate employment with the Corporation began on January 8, 2002.

(5)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Posegate in 2003 and 2002, respectively, of $7,566, and $2,980, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Posegate in 2003 of $351. Includes a payment by the Bank for housing expenditures of $63 in 2002.

(6)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Sivertson in 2003, 2002, and 2001, respectively, of $6,503, $6,380, and $5,506, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Sivertson in

  2003, 2002, and 2001, respectively, of $378, $136, and $1,680, respectively. Includes a payment by the Bank of $7,364 in 2002 for the purchase of accrued PTO hours.

(7)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Zimmerman in 2003, 2002, and 2001, respectively, of $6,614, $5,984, and $5,279, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Zimmerman in 2003, 2002, and 2001, respectively, of $307, $127, and $1,610, respectively. Includes a payment by the Bank of $3,443 in 2002 for the purchase of accrued PTO hours.

Stock Option Grants in Last Fiscal Year

        The following table provides information on stock option grants for fiscal year ended June 30, 2003, to the named executive officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		Percent of Total Options/SARs Granted to Employees in Fiscal Year(2)
	Number of Shares Underlying Options/SARs Granted (#)(1)
			Grants Exercise Price Per Share
Name				Expiration Date
					5%	10%
Curtis L. Hage	11,296	16.43%	$12.00	09/11/12	$85,248	$216,035
Jack P. Hearst	5,490	7.99%	$12.00	09/11/12	$41,432	$104,996
Darrel L. Posegate	1,785	2.60%	$12.00	09/11/12	$13,471	$34,138
Mark S. Sivertson	3,470	5.05%	$12.00	09/11/12	$26,187	$66,363
Michael H. Zimmerman	3,313	4.82%	$12.00	09/11/12	$25,002	$63,361

(1)
Such options are subject to a three-year vesting schedule with 33 1/3% of the grants vesting each year beginning June 30, 2003. Such options are also subject to performance vesting whereby 50% of the prior fiscal year's granted but unvested award is immediately vested if certain performance criteria are met.

(2)
The Corporation granted options representing 68,753 shares to employees in fiscal 2003.

(3)
These amounts are based on the assumed rates of appreciation as permitted by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock.

Stock Option Exercises in Last Fiscal Year

        The following table provides information regarding each exercise of stock options during the year ended June 30, 2003, and the number and value of unexercised options granted to the named executive officers at June 30, 2003.

					Value of Unexercised In-the-Money Options/SARs at FY-End(1) ($)
			Number of Unexercised Options/SARs at FY-End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Curtis L. Hage	N/A	N/A	91,002	17,941	$551,883	$119,850
Jack P. Hearst	N/A	N/A	5,204	5,603	$32,951	$34,396
Darrel L. Posegate	N/A	N/A	595	1,190	$3,421	$6,843
Mark S. Sivertson	N/A	N/A	17,728	5,556	$81,968	$23,821
Michael H. Zimmerman	N/A	N/A	16,707	5,350	$76,750	$35,798

(1)
Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the closing price of $17.75 per share of the Common Stock as reported on the NASDAQ National Market System on June 30, 2003.

Employment Agreements

        On April 23, 1992, the Bank entered into an employment agreement with Mr. Hage. The employment agreement, as amended to date, provides for an annual base salary as determined by the Board of Directors, which may be not less than the salary for the prior year. The employment agreement provides for annually-renewable one year terms. Mr. Hage may terminate his employment agreement upon 90 days' prior written notice to the Bank. In the event there is a change in control of the Corporation or Home Federal, and Mr. Hage's employment terminates involuntarily (or, under certain circumstances, voluntarily) in connection with such change in control or within 24 months thereafter, Mr. Hage is entitled to a payment equal to the remaining salary payable under his employment agreement, plus a termination payment equal to 299% of his then-current compensation. Assuming a change in control took place as of June 30, 2003, the aggregate amount payable to Mr. Hage pursuant to this change in control provision would be approximately $1,007,567. The employment agreement contains other standard provisions and provides for standard benefits applicable to executive personnel. On January 7, 2003, Mr. Hage's employment agreement was extended pursuant to its terms until April 7, 2006.

        On April 8, 1998, the Bank entered into employment agreements with Messrs. Sivertson and Zimmermann. Each of these agreements is for an initial term of three years. Following such initial term, each of these agreements are extended for a period of one year unless at least three months prior to the expiration of the initial term or any renewal term either the employee or the Corporation gives notice that either he or it intends to terminate such agreement. Each of these agreements provide for, among other things, annual base salaries as determined by the Board of Directors and participation in bonus and benefit plans of the Bank. Each of these agreements provide that either the employee or the Bank may terminate the agreement with or without cause upon one month's written notice.

        On April 8, 1998, the Bank also entered into change in control agreements with Messrs. Sivertson and Zimmerman. These agreements provide for certain payments to the employee in the event of a involuntary termination of employment in connection with a change in control of the Corporation or the Bank, or in the event of a voluntary termination of employment due to a loss of the employee's status in connection with a change in control. In such an event, the employee will be entitled to payment of the remaining salary payable under his employment agreement and the continuation of certain benefits. In addition, Mr. Zimmermann will receive a termination payment equal to 299% of his then-current compensation, and Mr. Sivertson will receive a termination payment equal to 150% of his then-current compensation. Assuming a change in control took place as of June 30, 2003, the aggregate amount payable to Messrs. Zimmerman and Sivertson would have been approximately $402,257 and $211,320, respectively.

Pension Plan

        The Corporation sponsors a defined benefit pension plan for its employees (the "Pension Plan"). An employee is eligible to participate in the Pension Plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete five years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. A participant will also be 100% vested if employment ends due to death or disability. The Pension Plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation's future earnings.

        The following table sets forth, as of June 30, 2003, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous Pension Plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the individual is age 65 as of June 30, 2003, with a specified number of years of service as calculated under the Pension Plan.

	Years of Service
Remuneration	10	20	30	40
$50,000	$5,647	$15,597	$26,143	$36,635
$75,000	$9,883	$25,717	$42,939	$66,291
$100,000	$13,728	$30,424	$49,347	$72,338
$125,000	$17,441	$33,281	$52,204	$76,134
$150,000	$21,153	$36,139	$55,061	$79,931
$175,000	$24,866	$38,996	$57,918	$83,728
$200,000	$28,578	$41,854	$60,776	$87,525

        Compensation includes all taxable compensation paid to the participant, which includes salary, bonus, overtime and commissions. Compensation for 2003 was limited to $200,000 as stated under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code").

        A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the Pension Plan for a minimum of five years. The monthly benefit payable at early retirement is the actuarial equivalent of the participant's accrued monthly benefit at age 65. If a participant continues to work beyond age 65, the participant is entitled to the greater of: (i) such participant's benefit taking into account all service and compensation through the actual retirement date or (ii) the actuarial equivalent of the benefit that would have been payable had the participant retired on the normal retirement date. In the event of termination of employment for any reason other than death, disability or early or normal retirement, a participant is still entitled to 100% of the participant's accrued normal retirement benefit, provided that the participant is vested.

        The Pension Plan was amended and restated effective July 1, 1999, to convert the benefit formula to a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. The plan was a final average pay plan before this conversion. Each participant's accrued benefit as of July 1, 1999, was converted to a beginning account balance. Each year an employer contribution equal to 6% of the participant's compensation for the plan year is allocated to that participant's account. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates of return for 30 year U.S. Treasury bond during the previous February. Normal retirement age is 65 with five years of service and early retirement age is 62 with five years of service.

        The normal retirement benefit is a monthly annuity based on an individual's hypothetical account balance as of benefit commencement. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment. A married participant must receive a joint and 50% survivor annuity unless the participants' spouse consents to a different form of benefit.

        At June 30, 2003, the years of credited service of Mr. Hage was 33 years. Mr. Hage had $200,000 of compensation covered under the Pension Plan during fiscal 2003; however, Mr. Hage's benefits payable under this Pension Plan upon retirement would be limited because his salary level exceeds the maximum-covered compensation under the Pension Plan.

        At June 30, 2003, the years of credited service of Mr. Hearst was 4 years. Mr. Hearst had approximately $145,042 of compensation covered under the Pension Plan during fiscal 2003.

        At June 30, 2003, the years of credited service of Mr. Posegate was 1 year. Mr. Posegate had approximately $131,115 of compensation covered under the Pension Plan during fiscal 2003.

        At June 30, 2003, the years of credited service of Mr. Sivertson was 8 years. Mr. Sivertson had approximately $121,171 of compensation covered under the Pension Plan during fiscal 2003.

        At June 30, 2003, the years of credited service of Mr. Zimmerman was 7 years. Mr. Zimmerman had approximately $114,628 of compensation covered under the Pension Plan during fiscal 2003.

Report of the Board Compensation Committee Report on Executive Compensation

        The Personnel, Compensation and Benefits Committee has furnished the following report on executive compensation:

        Since its inception, the Personnel, Compensation and Benefits Committee of the Board of Directors has been responsible for supervising and recommending for full Board approval the compensation and benefits of the executive officers of the Bank. The Committee has reviewed, at least annually, competitive salary levels at other financial institutions and set salary ranges for executive officer positions based on a philosophy of placing the average of the range in relation to the competitive value of the position. From this reference point, the base salaries of executive officers of the Bank have been set to be commensurate with their experience, scope of duties and responsibilities and overall level of performance.

        At present, the executive compensation program is comprised of salary, bonuses, incentive opportunities in the form of stock options, stock appreciation rights and restricted stock, and miscellaneous benefits typically offered to executives of similar type corporations. Along with other eligible employees, executive officers also participate in a defined benefit pension program and a retirement savings plan, which consists of an Employee Stock Ownership Plan and 401(k) Plan.

        The compensation and bonuses for all executive officers, including the Chief Executive Officer, have been based on the performance of the organization. Specific areas that the Personnel, Compensation and Benefits Committee has reviewed to determine the salary increases are return on equity, interest rate risk measurements, capital ratios, delinquency ratios and regulatory ratings. In addition, during fiscal year 2003, in setting the compensation for the Chief Executive Officer, the Personnel, Compensation and Benefits Committee also took into consideration peer group comparisons of compensation for chief executive officers and the contribution of the Chief Executive Officer to the overall performance of the Bank.

        Annual incentive plans for executive officers and the entire staff of the Bank were developed and implemented in fiscal year 2003. Specific goals for the organization were established along with specific goals for individual departments. This program was developed to enhance shareholder value and enable the organization to attract and retain competent management and employees.

        The foregoing report is furnished by Mr. Pederson (Chair), Dr. Koerner and Mr. Sershen.

Personnel, Compensation And Benefits Committee Interlocks and Insider Participation

        As stated above, in fiscal 2003, the members of the Personnel, Compensation and Benefits Committee were Mr. Pederson, Dr. Koerner and Mr. Sershen. No member of the Personnel, Compensation and Benefits Committee was an officer, former officer, or employee of the Corporation or any of its subsidiaries during fiscal 2003 or at any other time and no member had any relationship requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than described in this proxy under the heading "Certain Relationships."

Stockholder Return Performance Presentation

        The following line graph compares the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the NASDAQ Market Index and the NASDAQ Bank Index for the last five years.

Certain Transactions

        The Bank, like many financial institutions, has followed a policy of granting officers, directors and employees loans secured by the borrower's residence, consumer loans and commercial loans. Consumer loans to employees are originated at market rates and terms currently available to the public, and modified to one percent below the market rate. Modifications are not made on loans granted with special promotional rates. In addition, in connection with single-family mortgage loans made to employees, origination fees up to one percent and the underwriting fees are waived for qualified employee applicants, no more than once every twelve months. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied except for the employee-employer relationship.

        Loans by the Bank to its officers and directors are not prohibited under Section 402 of the Sarbanes-Oxley Act of 2002 because the Bank is an insured depository institution and such loans are subject to the insider lending restrictions of section 22(h) of the Federal Reserve Act. Loans by the Bank to its officers and directors are also subject to the Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of the Bank and federal laws that require all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans by the Bank to its officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank's Loan Committee and ratified by the Bank's Board of Directors.

        The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of disinterested directors of the Corporation.

        The following table sets forth certain information as to loans made by Home Federal to each of its directors and executive officers whose aggregate indebtedness to Home Federal exceeded $60,000 at any time since June 30, 2002. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

Name and Position	Date of Loan	Type of Loan	Largest Amount Outstanding Since July 1, 2002		Balance As of June 30, 2003		Interest Rate as of Date of Origination		Market Rate at Origination
Robert L. Hanson, Director	5/13/02 9/4/02 11/8/02 2/26/03	Commercial Revolving Line of Credit(1) Commercial Term Loan(1) Commercial Term Loan(1) Commercial Term Loan(1)	$ $ $ $	300,000 900,000 900,000 870,565	$ $	300,000 -0- -0- 843,342	4.750 4.750 4.250 4.250	% % % %	4.750 4.750 4.250 4.250	% % % %
JoEllen G. Koerner, Director	11/20/01 11/6/02	Preference Line of Credit Mortgage Loan(2)	$ $	15,000 55,000		-0- -0-	4.750 5.250	% %	4.750 5.250	% %
Jeffrey G. Parker, Director	4/27/01 9/19/01 3/38/03	Commercial Revolving Line of Credit(3) Commercial Real Estate Mortgage(3) Preference Line of Credit	$ $ $	50,000 419,565 121,120	$ $ $	50,000 189,371 121,120	7.500 7.500 4.250	% % %	7.500 7.500 4.250	% % %
William G. Pederson, Director	12/28/01 12/28/01 11/29/02	Commercial Term Loan(4) Commercial Revolving Line of Credit(4) Commercial Term Loan(5)	$ $ $	780,274 1,536,156 500,000	$ $	-0- 1,317,765 500,000	4.750 4.750 4.250	% % %	4.750 4.750 4.250	% % %
Curtis L. Hage, Chairman and CEO	4/18/02 2/6/03 12/20/02	Preference Line of Credit Preference Line of Credit Mortgage Loan(2)	$ $ $	41,000 100,000 322,700		$41,000 -0- -0-	5.750 4.900 5.375	% % %	5.750 4.900 5.375	% % %
Darrel L. Posegate, Executive Vice President and Chief Financial Officer and Treasurer	4/6/02 9/25/02	Preference Line of Credit Mortgage Loan(2)	$ $	19,435 209,000		-0- -0-	5.400 5.000	% %	5.400 5.000	% %
Michael H. Zimmerman, Senior Vice President/ Retail Banking	12/3/01 5/13/03	Preference Line of Credit Mortgage Loan(2)	$ $	6,529 258,500	$ $	6,529 258,160	4.000 4.500	% %	4.000 4.500	% %

(1)
Represents a commercial loan to Harold's Photo Centers, Inc., of which Mr. Hanson is the Chief Executive Officer.

(2)
Represents personal mortgage loan sold on the secondary market.

(3)
Represents a commercial loan made to Parker Transfer & Storage, of which Mr. Parker is the President.

(4)
Represents a commercial loan made to HOPI Corporation, dba All-States Automotive, of which Mr. Pederson is the owner.

(5)
Represents a commercial loan made to Sioux Breeders LLC, of which Mr. Pederson is an owner/principle.

        At June 30, 2003, Home Federal had approximately $3,627,287 (or 7.35% of the Corporation's stockholders' equity) of loans to directors, executive officers and affiliates of such persons.

Report of the Audit Committee

        The following Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board.

        Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the fiscal year ended June 30, 2003, financial statements. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants and based upon the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended the Board include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, to be filed with the Securities and Exchange Commission.

        Audit Fees.    McGladrey & Pullen, LLP has billed a total amount of $160,000 and $137,000 for professional services rendered for the audit of the Corporation's various annual financial statements and related attestation services as of June 30, 2003 and June 30, 2002, and the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2003 and 2002 fiscal years.

        Financial Information Systems Design and Implementation Fees.    McGladrey and Pullen, LLP did not render any professional services to the Corporation for information technology advice during the fiscal years ended June 30, 2003 and June 30, 2002.

        Tax Fees.    RSM McGladrey has billed a total amount of $8,000 and $9,000 for professional tax services rendered in connection with other matters requested by the Corporation during the fiscal years ended June 30, 2003 and June 30, 2002.

        All Other Fees.    McGladrey & Pullen, LLP has billed a total amount of $19,000 and $20,000 for professional services rendered in connection with other matters requested by the Corporation during the fiscal years ended June 30, 2003 and June 30, 2002.

        The Audit Committee of the Board of the Corporation considers that the provision of the services referenced above to the Corporation is compatible with maintaining independence by McGladrey & Pullen, LLP.

        Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board, and the Board has approved, the selection of the independent public accounting firm of McGladrey & Pullen, LLP to audit the Corporation's consolidated financial statements for the 2004 fiscal year. It is expected that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        If the foregoing recommendation is rejected, or if McGladrey & Pullen, LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Board will appoint other independent accountants whose appointment for any period subsequent to the 2003 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.

        The foregoing report is furnished by Messrs. Hanson (Chair), Sershen, and Van Wyhe.

PROPOSAL II—RATIFICATION OF THE APPOINTMENT OF AUDITORS

        The Board of Directors has renewed the Corporation's agreement for McGladrey & Pullen, LLP to be its auditors for the fiscal year ending June 30, 2004, subject to the ratification of the appointment by the Corporation's stockholders. A representative of McGladrey & Pullen, LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement.

        The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as the Corporation's auditors for the fiscal year ending June 30, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations from our executive officers and directors that no other reports were required, during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Roers, Senior Vice President, did not timely file a Form 4 for a transaction occurring in February, 2003, and Form 4's were not timely filed for stock option and restricted stock awards made to executive officers in September, 2002. All such Form 4's were subsequently filed.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than June 18, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Stockholders who intend to present a proposal at next year's Annual Meeting of Stockholders without including such proposal in the Corporation's proxy statement must provide the Corporation with notice of such proposal not less than 30 days prior to the date of next year's Annual Meeting of Stockholders. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

        The Corporation's Summary Annual Report and Annual Report on Form 10-K for the fiscal year ending June 30, 2003, including financial statements, is being mailed with this proxy statement to stockholders entitled to notice of the Meeting.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than the matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors,

PAMELA F. RUSSO Secretary

Sioux Falls, South Dakota
October 15, 2003

REVOCABLE PROXY CARD

HF FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 19, 2003

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints, Curtis L. Hage, Robert L. Hanson, Jeffrey G. Parker, Steven R. Sershen and Thomas L. Van Wyhe each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on November 19, 2003, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota at 2:00 p.m., Sioux Falls, South Dakota time, and at any and all adjournments thereof, as specified on the reverse side of this proxy.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON AND THE APPOINTMENT OF MCGLADREY & PULLEN, LLP. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on reverse side)

Please mark your votes as indicated in this example	☒

        The Board of Directors recommends a vote "FOR" the election of the nominees listed below, and the appointment of McGladrey & Pullen, LLP.

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
I. To elect as directors all nominees listed.		☐	☐	II.	To ratify the appointment of McGladrey & Pullen, LLP as auditors of the Corporation for the fiscal year ending June 30, 2004.	☐	☐	☐
INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
01 JoEllen G. Koerner	02 Wm. G. Pederson
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this Proxy, Notice of the Annual Meeting, a Proxy Statement dated October 15, 2003, and the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.
Signatures(s)	Date

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on November 19, 2003
PROXY STATEMENT
PROPOSAL I—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL II—RATIFICATION OF THE APPOINTMENT OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS